Exhibit 23.3

SRK Consulting (U.S.), Inc. 999 17th Street, Suite 400 Denver, CO 80202 United States

+1 303 985 1333 office +1 303 985 9947 fax

denver@srk.com www.srk.com

July 27, 2026

Sinda Ltd.
Antiguo Camino a Don Diego S/N
Fraccionamiento Mi Bendición, Interior 6
San Miguel Allende, Guanajuato, Mexico 37898

Subject	Consent Letter – S-K 1300 Technical Report Summary on the Initial Assessment for the Sinda Project, Guanajuato, Mexico

Project	The Sinda Project

SRK Consulting (U.S.), Inc. (“SRK”) consents to the issue of the S-K 1300 Technical Report Summary on the Initial Assessment for the Sinda Project, Guanajuato, Mexico, dated as of November 24, 2025, including the addendum to the SK-1300 Technical Report Summary, on the Initial Assessment for the Sinda Project, Guanajuato, Mexico, dated as of June 2, 2026 (the “Report”) in the form and context in which it is to be included in documentation distributed to the directors of Sinda Ltd. (the “Company”) and in the filing of the Registration Statement on Form S-1 of the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). SRK is the “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) for the sections of the Report as identified in section 2.2 of the Report.

Additionally, SRK consents to the use of and references to its name, including its status as a “qualified person” in connection with the Registration Statement, and to any extracts from or a summary of the Report in the Registration Statement and the use of information derived, summarized, quoted or referenced from the Report, or portions thereof, that was or were prepared by SRK, that SRK supervised the preparation of and/or scientific and technical information that was reviewed and approved or certified by SRK, that is or are included in the Registration Statement.

SRK further confirms that this consent has not been nor will be withdrawn.

Neither the whole nor any part of the Report nor any reference thereto may be included in any other document without the prior written consent of SRK as to the form and context in which it appears.

Regards,

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc. 999 17th Street, Suite 400 Denver, CO 80202 USA

SRK Consulting (U.S.), Inc.

July 27, 2026